UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2013

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure

On July 1, 2013, the 740-megawatt Unit 4 ("Unit 4") at the Colstrip coal-fired generating plant located in Colstrip, Montana, tripped off line as a result of damage that occurred in the unit's generator.  The cost to repair Unit 4 is estimated to be $30 million to $40 million and is expected to take at least six months to complete.  PPL Montana, LLC ("PPL Montana"), a wholly owned subsidiary of PPL Energy Supply, LLC ("PPL Energy Supply") and of PPL Corporation ("PPL"), operates Unit 4 pursuant to an agreement with the Unit 4 owners and, pursuant to a separate agreement with NorthWestern Corporation, is entitled to receive 15 percent of Unit 4's electricity output and is responsible for 15 percent of the capital, operating, maintenance and repair costs associated with Unit 4.  Property damage insurance for Unit 4 is subject to a $2.5 million self-insured retention and PPL Montana has notified the insurance carrier of the potential of a claim.  PPL Montana's estimated pre-tax loss of earnings attributable to the Unit 4 outage is between $5 million and $10 million.  Consequently, the Unit 4 outage is not expected to have a material effect on the financial condition of PPL Energy Supply or the financial condition or results of operation of PPL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  July 18, 2013